                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: NOVEMBER 1999

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DISTRIBUTION DATE:
------------------
               12/20/99

STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                          Per $1,000 of Original
                                                                                             Class A/Class B
                                                                                                 Amounts
                                                                                         ----------------------
   (i) Principal Distribution
       ----------------------
            Class A-1                                                           $0.00          $0.000000
            Class A-2                                                  $45,020,538.59         $88.623107
            Class A-3                                                           $0.00          $0.000000
            Class A-4                                                           $0.00          $0.000000
            Class B Amount                                                      $0.00          $0.000000

  (ii) Interest Distribution
       ---------------------
            Class A-1                                                           $0.00          $0.000000
            Class A-2                                                   $1,268,694.79          $2.497431
            Class A-3                                                   $1,892,000.00          $4.300000
            Class A-4                                                   $1,051,830.00          $4.350000
            Class B Amount                                                $382,415.48          $4.683333

 (iii) Monthly Servicing Fee                                              $878,792.39
       ---------------------
            Monthly Supplemental Servicing Fee                                  $0.00

  (iv) Class A-1 Principal Balance (end of Collection Period)                   $0.00
       Class A-1 Pool Factor (end of Collection Period)                     0.000000%
       Class A-2 Principal Balance (end of Collection Period)         $246,075,781.10
       Class A-2 Pool Factor (end of Collection Period)                    48.440114%
       Class A-3 Principal Balance (end of Collection Period)         $440,000,000.00
       Class A-3 Pool Factor (end of Collection Period)                   100.000000%
       Class A-4 Principal Balance (end of Collection Period)         $241,800,000.00
       Class A-4 Pool Factor (end of Collection Period)                   100.000000%
       Class B Principal Balance (end of Collection Period)            $81,654,551.40
       Class B Pool Factor (end of Collection Period)                     100.000000%

   (v) Pool Balance (end of Collection Period)                      $1,009,530,332.50

  (vi) Interest Carryover Shortfall
       ----------------------------
            Class A-1                                                           $0.00          $0.000000
            Class A-2                                                           $0.00          $0.000000
            Class A-3                                                           $0.00          $0.000000
            Class A-4                                                           $0.00          $0.000000
            Class B                                                             $0.00          $0.000000
       Principal Carryover Shortfall
       -----------------------------
            Class A-1                                                           $0.00          $0.000000
            Class A-2                                                           $0.00          $0.000000
            Class A-3                                                           $0.00          $0.000000
            Class A-4                                                           $0.00          $0.000000
            Class B                                                             $0.00          $0.000000

 (vii) Balance of the Reserve Fund Property (end of Collection Period)
            Class A Amount                                             $57,100,909.30
            Class B Amount                                                      $0.00

(viii) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                          $19,693,682.62


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